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                                                                    Exhibit 4.1

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

$.01 PAR VALUE



THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. AND RIDGEFIELD PARK, N.J.

CUSIP 203668 10 8

SEE REVERSE FOR CERTAIN DEFINITIONS

CHS

COMMUNITY HEALTH SYSTEMS, INC.

THIS CERTIFIES THAT



is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF COMMUNITY HEALTH SYSTEMS, INC (the "Corporation"), transferable on the books of the Corporation, in person or by duly authorized attorneys upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and shall be subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      In Witness Whereof, the Corporation has caused this certificate to be signed in facsimile by its duly authorized officers and the facsimile corporate seal to be duly affixed hereto.

DATED:

PRESIDENT AND CHIEF EXECUTIVE OFFICER

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VICE PRESIDENT AND SECRETARY

COUNTERSIGNED AND REGISTERED:

ChaseMellon Shareholder Services, L.L.C.

Transfer Agent and Registrar

By:

Authorized Signature

COMMUNITY HEALTH SYSTEMS, INC.

      A full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and /or rights will be furnished by the Corporation, without charge, to any stockholder who so requests, upon application to the Transfer Agent named on the face hereof or in the office of the Corporation.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common

      TEN ENT - as tenants by the entireties

      JT TEN - as joint tenants with right of survivorship and not as tenants in common

      UNIF GIFT MIN ACT -      Custodian      under Uniform Gifts to Minors Act

      Additional abbreviations may also be used though not in the above list.

      For Value Received                 hereby sell, assign and transfer unto

      PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

      (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)


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      Shares of the capital stock represented by the within Certificate, and
do hereby irrevocably constitute and appoint                        Attorney,
to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

      Dated

      NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

THIS SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.

      Signature(s) Guaranteed By: